UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 27, 2005
Date of Report (Date of earliest event reported)

HEMPTOWN CLOTHING INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-50367	98-0359306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1307 Venables Street Vancouver, British Columbia, Canada	V5L 2G1
(Address of principal executive offices)	(Zip Code)

(604) 255-5005
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 3 - SECURITIES AND TRADING MARKETS

Item 8.01          Other Events.

Hemptown Clothing Inc. ("Hemptown" or the "Company"), a company incorporated under the laws of British Columbia, Canada, has completed an initial and non-brokered private placement (the "First Private Placement") respecting the issuance of 20,000 units (each a "First Unit") of the Company, at a subscription price of U.S. $0.25 per First Unit; with each such First Unit being comprised of one common share (each a "Share") and one non-transferable share purchase warrant (each a "First Warrant") in the capital of the Company, and with each such resulting First Warrant entitling the subscriber thereof to purchase an additional common share (each a "First Warrant Share") of the Company, for the period commencing upon the date of issuance of the within First Units by the Company and ending on the day which is 18 months from the date of issuance of the within Frist Units by the Company (the "First Warrant Exercise Period"), at an exercise price of U.S. $0.50 per First Warrant Share during the first twelve months of the First Warrant Exercise Period and at an exercise price of U.S. $1.00 per First Warrant Share during the final six months of the First Warrant Exercise Period.

The Company has also completed a second and non-brokered private placement (the "Second Private Placement") respecting the issuance of 400,000 units (each a "Second Unit") of the Company, at a subscription price of U.S. $0.25 per Second Unit; with each such Second Unit being comprised of one Share and one non-transferable share purchase warrant (each a "Second Warrant") in the capital of the Company, and with each such resulting Second Warrant entitling the subscriber to purchase an additional common share (each a "Second Warrant Share") of the Company, for the period commencing upon the date of issuance of the within Second Units by the Company and ending on the day which is 24 months from the date of issuance of the within Second Units by the Company (the "Second Warrant Exercise Period"), at an exercise price of U.S. $0.50 per Second Warrant Share during Second Warrant Exercise Period.

The Company's First Private Placement and Second Private Placement were sold only to an accredited investor in reliance on Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and to an investor in an offshore transaction in reliance on Regulation S promulgated under the Act.

At the same time the Company's subsidiary, Crailar Fiber Technologies Inc. ("Crailar"), a company also incorporated under the laws of British Columbia, Canada, completed a private placement (the "Crailar Private Placement") respecting the issuance of an aggregate of 1,300,000 common shares of its no par value common stock, at a subscription price of U.S. $1.00 per common share, to three subscribers, leaving Hemptown with an aggregate of 3,900,000 of the 5,200,000 then issued and outstanding common shares of Crailar (a 75% interest) as a consequence thereof. Said common shares were sold to two accredited investors in Reliance on Rule 506 and to two investors in an offshore transaction in reliance on Regulation S promulgated under the Act.

The securities represented by the Company's First Private Placement and Second Private Placement, together with the securities represented by the Crailar Private Placement, will not and have not been registered under the Act or under any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements in the United States.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

Not applicable.

(b)     Pro forma financial information.

Not applicable.

(c)     Exhibits.

SUBMITTED HEREWITH

Exhibits	Description
99.1	News Release of Hemptown Clothing Inc. dated September 27, 2005 and titled "Hemptown secures $1.4 million funding (USD) - Advanced trials of biotech fiber product begin".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEMPTOWN CLOTHING INC.
DATE: September 29, 2005	By: /s/ Jason Finnis Jason Finnis
President